UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2023

METRO ONE TELECOMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27024	93-0995165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 North Gould Street, Suite 2990 Sheridan, Wyoming	82801
(Address of Principal Executive Offices)	(Zip Code)

(307) 683-0855

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2023, Metro One Telecommunications, Inc. (the “Company”) entered into an employment agreement with Efrat Reinhardt, age 53, to serve as the Chief Financial Officer of the Company and Stratford Ltd., the Company’s wholly owned subsidiary (“Stratford” and together with the Company, the “Group”). Effective as of May 11, 2022, Ms. Reinhardt will serve as Chief Financial Officer of the Group.

Prior to joining the Company, Ms. Reinhardt was CFO at the Shine Group., a private global family office based in Israel providing legal services, professional and corporate advice and investment management services, from May 2020 to March 2023. Prior to joining Shine Group, Ms. Reinhardt served as the CFO at Migdal Capital Markets Group from February 2007 to March 2020. Migdal Capital Markets Group is an investment firm in operation since 1965 and active across a wide variety of spheres in the capital market, including investment portfolio management for private and corporate clients, mutual funds, investment banking, and alternative financial products. Ms. Reinhardt received a bachelor’s degree in accounting and economics from Tel Aviv University in 1994 and a Master’s degree in business administration in 1999 from Heriot – Watt University Britania.

During the last two years, there have been no transactions or proposed transactions by the Company in which Ms. Reinhardt has had or is to have a direct or indirect material interest, and there are no family relationships between Ms. Reinhardt and any of the Company’s other executive officers or directors.

Employment Agreement

On May 11, 2023, Stratford entered into an employment agreement (the “Employment Agreement”) with Efrat Reinhardt to serve as Chief Financial Officer of the Group. The term of her employment commences on May 11, 2023 and will continue until terminated in accordance with the terms of the Employment Agreement. Pursuant to the Employment Agreement, Ms. Reinhardt agreed to devote her full attention and time to her duties described in the Employment Agreement. The Employment Agreement provides that Ms. Reinhardt will receive an annual base salary of 480,000 New Israeli Shekels (“NIS”), which as of the date of this filing equates to approximately $131,380, payable on our regularly scheduled payday.

Ms. Reinhardt will be eligible for additional awards during her employment. Stratford will recommend to the board of directors of the Company to grant Ms. Reinhardt options to purchase 2,000,000 shares of the Company’s common stock, at a price equal to fair market value as determined pursuant to applicable law. Ms. Reinhardt is entitled to a monthly car allowance.

As part of the Employment Agreement, Ms. Reinhardt is prohibited from disclosure of confidential and/or proprietary information relating to the Group’s operations, products and services and acknowledging that all intellectual property developed by Ms. Reinhardt relating to our business constitutes Stratford’s exclusive property. Ms. Reinhardt further agreed that during her employment with the Group she will not engage in, or have any direct or indirect interest in, any business (whether as a shareholder, employee, consultant, officer or in any managerial capacity) that is competitive with the business of the Group.

The foregoing summary description of the Employment Agreement with Ms. Reinhardt is qualified in its entirety by reference to the full text thereof. A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference in its entirety.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

10.1	Employment Agreement, dated May 11, 2023, between Stratford, Ltd. and Efrat Reinhardt.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRO ONE TELECOMMUNICATIONS, INC.

Dated: May 16, 2023	By:	/s/ Elchanan Maoz
Name: Elchanan Maoz
Title: Chief Executive Officer, President and Director

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